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2002 RESTRICTED STOCK PLAN
OF
FOSSIL, INC.

ARTICLE I. GENERAL

        WHEREAS, the 2002 Restricted Stock Plan of Fossil, Inc. is being fully funded with treasury shares contributed to the Company from a shareholder; and

        WHEREAS, the Company has received a determination letter from NASDAQ that, consequently, no stockholder approval of the Plan is required;

        NOW, THEREFORE, the Plan is as follows:

        SECTION 1.1.    Purpose of the Plan.    The Plan is intended to advance the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through the award of shares of Restricted Stock.

        SECTION 1.2.    Definitions.    For purposes of this Plan, the following definitions shall apply:

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Award" means a grant under this Plan in the form of Restricted Stock.

        "Award Agreement" means an agreement governing the Award entered into between the Company and the Participant pursuant to Section 1.8.

        "Board" means the Board of Directors of the Company.

        "Change in Control" means the occurrence of any of the following events:

          (i)  Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities as of the date the particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities;

        (ii)  During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

        (iii)  The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company's voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

        (iv)  The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

        (v)  Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

        For purposes of this definition, the term "voting securities" means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means a committee of at least two (2) members of the Board. If it is intended that the Committee satisfy the requirements of Rule 16b-3 under the 1934 Act and Section 162(m) of the Code, then all of the members of the Committee, at the time of service on the Committee hereunder, should be "Non-Employee Directors," as defined in Rule 16b-3(b)(3) under the 1934 Act and "Outside Directors," as defined in Treasury Regulation Section 162-27(e)(3), under the Code. If no Committee has been designated to administer the Plan, references to the Committee shall be deemed to be references to the Board, whose members shall not be required to meet the qualifications of this definition.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company" means Fossil, Inc. and its successors and assigns.

        "Date of Termination" of a Participant means the first day occurring on or after the date on which a Participant is granted an Award on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided, however, that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and, further, provided, that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

        "Disability" with respect to any Participant has the meaning given that term or any substantially comparable term or usage in any employment or severance arrangement applicable to the Participant and approved by the Board or the Committee, or in the absence of any such arrangement or term, means, except as otherwise determined by the Committee, a condition that renders the Participant unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than one hundred twenty (120) days.

        "Eligible Participant" has the meaning given in Section 1.4.

        "Expiration Date" with respect to an Award means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date shall not be later than the earliest to occur of: (a) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or (b) if the Participant's Date of Termination occurs for reasons other than death or Disability, ninety (90) days after such Date of Termination.

        "Fair Market Value" of a share of Common Stock on any date of reference means the closing price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For purposes of this Plan, the "Closing Price" of the Common Stock on any business day shall be: (a) if the Common Stock is listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price of Common Stock on such exchange or system, as reported in any newspaper of general circulation; (b) if the Common Stock is quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system; (c) if neither clause (a) nor (b) is applicable, the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated if at least two (2) securities dealers have inserted both bid and asked quotations for Common Stock on at least five (5) of the ten (10) preceding days; or, (d) in lieu of the above, if actual transactions in the Common Stock are reported on a consolidated transaction reporting system, the last sale price of the Common Stock for such day and on such system.

        "Participant" means any Eligible Participant that is granted an Award under the Plan.

        "Plan" means this 2002 Restricted Stock Plan of Fossil, Inc.

        "Restricted Stock Award" means an Award of stock of the Company that is granted pursuant to Article II that is subject to the restrictions imposed by Article II.

        "Subsidiary" of the Company means any corporation, partnership or other entity that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

        "Withholding Tax" means any federal, state or local withholding tax liability.

        SECTION 1.3.    Administration of the Plan.

        (a)  The Plan shall be administered by the Committee. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards under the Plan, to certify that Plan requirements have been met for any Participant in the Plan, to submit such matters as it may deem advisable to the Company's stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion with respect to certain matters as it may deem advisable to comply with, or obtain preferential treatment under, any applicable tax or other law, rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Eligible Participants.

        (b)  The Committee shall designate the Eligible Participants, if any, to be granted Awards and the amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

        SECTION 1.4.    Eligible Participants.    Key employees of the Company and its Subsidiaries shall be eligible for Awards under the Plan.

        SECTION 1.5.    Awards Under the Plan.    Awards to Eligible Participants shall be in the form of shares of Restricted Stock.

        SECTION 1.6.    Shares Subject to the Plan.

        (a)  General Limitation.    The aggregate number of shares of Common Stock that may be issued under the Plan shall be Five Hundred Thousand (500,000) shares. If any Award under the Plan shall expire, terminate or be canceled for any reason without having been vested in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for grants under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limits.

        (b)  Additional Limitations.    No more than Five Hundred Thousand (500,000) shares of Common Stock may be subject to Restricted Stock Awards that are intended to be "performance based compensation" (as that term is used in Section 162(m) of the Code) may be granted.

        SECTION 1.7.    Other Compensation Programs.    Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board (a) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity; or (b) to grant incentive awards to, or assume incentive awards of, any person or entity in connection a change of control of the Company.

        SECTION 1.8.    Award Agreements.    Each Award shall be evidenced by an agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or applicable law. Each Award Agreement shall contain the agreement of the Participant not to compete with the business of the Company during the term of the Participant's employment with the Company and for a period of two years thereafter.

ARTICLE II. RESTRICTED STOCK

        SECTION 2.1.    Terms and Conditions of Restricted Stock Awards.    Subject to the following provisions, all Awards of Restricted Stock under the Plan to an Eligible Participant shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

        (a)  Restricted Stock Award.    The Restricted Stock Award shall specify the number of shares of Restricted Stock subject to the Award, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries. Unless otherwise provided in the grant relating to the Restricted Stock Award, the shares of Restricted Stock shall fully vest on the fifth anniversary of the date of the Award.

        (b)  Restrictions on Transfer.    Unless otherwise provided in the grant relating to the Restricted Stock Award, stock certificates representing the Restricted Stock granted to a Participant shall be registered in the Participant's name. Prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of a Participant's termination of employment before all the Participant's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the Participant. At the time Restricted Stock vests (and upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all restrictions.

        (c)  Accelerated Vesting.    Notwithstanding the vesting conditions set forth in the Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant thereof specifies otherwise:

            (i)  the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award;

          (ii)  all the shares of Restricted Stock shall vest upon a Change of Control of the Company; and

          (iii)  all the shares of Restricted Stock shall rest upon the death of the Participant.

        SECTION 2.2.    Section 83(b) Election.    If a Participant receives Restricted Stock that is subject to a "substantial risk of forfeiture," such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE III. ADDITIONAL PROVISIONS

        SECTION 3.1.    General Restrictions.    Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        SECTION 3.2.    Adjustments for Changes in Capitalization.    In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

        SECTION 3.3.    Amendments.    The Committee shall have the authority to amend any Award to include any provision that, at the time of such amendment, is authorized under the terms of the Plan; provided, however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

        SECTION 3.4.    Cancellation of Awards.    Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

        SECTION 3.5.    Beneficiary.    A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any shares of Restricted Stock that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

        SECTION 3.6.    Withholding.    Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Withholding Tax prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such Withholding Tax). Whenever Common Stock is so retained, sold or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained, sold or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

        SECTION 3.7.    Transferability.    Except as expressly provided in the Plan or as may be permitted by the Committee, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. Except as expressly provided in the Plan or as may be permitted by the Committee, during the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

        SECTION 3.8.    Non-uniform Determinations.    Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

        SECTION 3.9.    No Guarantee of Employment.    The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period.

        SECTION 3.10.    Deferred Compensation and Trust Agreements.    The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements, including "rabbi trusts," with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

        SECTION 3.11.    Duration and Termination.

        (a)  The Plan shall terminate on December 31, 2011. Notwithstanding the foregoing, Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

        (b)  The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

        SECTION 3.12.    Effective Date.    The Plan shall be effective as of January 1, 2002.

        Executed to evidence the Plan and the adoption thereof by the Board of Directors.

FOSSIL, INC.
By:

Print Name:

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2002 RESTRICTED STOCK PLAN OF FOSSIL, INC.
ARTICLE I. GENERAL
ARTICLE II. RESTRICTED STOCK
ARTICLE III. ADDITIONAL PROVISIONS